SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[ ] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              Derma Sciences, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                [GRAPHIC OMITTED]

                              DERMA SCIENCES, INC.






                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT














                               214 Carnegie Center
                                    Suite 100
                              Princeton, New Jersey

                                  July 30, 1999

                              DERMA SCIENCES, INC.
                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (800) 825-4325

    ------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  July 30, 1999
    ------------------------------------------------------------------------

To the Shareholders:

     A Special Meeting of Shareholders of Derma Sciences, Inc. will be held on July 30, 1999, at 10:30 a.m., at the principal offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, for the following purposes:

     1. To consider an amendment to the Company's articles of incorporation for the purpose of effecting a reverse split of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock;

     2. To transact such other business as may properly come before the meeting and all adjournments thereof.

     Only shareholders of record at the close of business on June 16, 1999, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     The Board of Directors unanimously recommends that shareholders vote "FOR" amendment of the Company's articles of incorporation.

     You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                             By Order of the Board of Directors,

                                             EDWARD J. QUILTY
                                             Chairman

                              DERMA SCIENCES, INC.
                         214 Carnegie Center, Suite 100
                           Princeton, New Jersey 08540
                                 (800) 825-4325

                    ----------------------------------------
                                 PROXY STATEMENT
                    ----------------------------------------


     This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at a Special Meeting of Shareholders (the "Meeting") to be held at 10:30 a.m. on Friday, July 30, 1999, at the principal offices of the Company at 214 Carnegie Center, Suite 100, Princeton, New Jersey, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the amendment to the Company's articles of incorporation to effect a reverse split of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described herein and in the Notice of Special Meeting of Shareholders. However, if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

     A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

     The close of business on June 16, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 6,629,689 shares of Common Stock, par value $.01 per share, 1,362,500 shares of Series A Convertible Preferred Stock and 3,333,340 shares of Series B Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about July 7, 1999.

     The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information regarding the beneficial ownership of shares of the Company's Common Stock by:
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

                                                                  Number of Shares                 Percent
             Name and Address of Beneficial Owner (1)          Beneficially Owned(14)      Beneficially Owned(14)
             ----------------------------------------          ----------------------      ----------------------
Srini Conjeevaram (2).....................................             5,166,670                    43.80%
Hambrecht & Quist California (3)..........................             2,241,668                    25.27%
Redwood Asset Management (4)..............................             1,198,334                    15.54%
Edward J. Quilty (5)......................................             1,144,107                    15.13%
Mary G. Clark, RN (6) ....................................               775,474                    11.70%
Aries Funds (7)...........................................               431,000                    6.15%
John T. Borthwick (8).....................................               369,414                    5.48%
Charles F. Caudell, III (9) ..............................               348,502                    5.06%
Richard S. Mink (10) .....................................               284,168                    4.13%
Stephen T. Wills, CPA (11)................................               279,168                    4.06%
Laurence F. Lane (12).....................................                26,000                     (*)
Timothy J. Patrick .......................................                     0                     (*)
All directors and officers as a group (8 persons) (13) ...             8,393,501                    61.70%

(1)  Except as otherwise  noted,  the address of each of the persons  listed is:
     214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2) Srini Conjeevaram is a general partner of the Galen III Partnerships. The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 625,000 shares of Class A Convertible Preferred Stock ("Class A Preferred"); 375,000 warrants to purchase Common Stock exercisable at $0.90 per share ("Class A Warrants"); 2,083,335 shares of Class B Convertible Preferred Stock ("Class B Preferred"); and 2,083,335 warrants to purchase Common Stock exercisable at $1.35 per share ("Class B Warrants").
(3) Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of: 612,500 shares of Class A Preferred; 612,500 Class A Warrants; 508,334 shares of Class B Preferred; and 508,334 Class B Warrants.
(4) Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of: 115,000 shares of Common Stock; 250,000 Class A Warrants; 416,667 Class B Preferred; and 416,667 Class B Warrants.
(5) Ownership consists of: 210,500 shares of Common Stock; 190,000 Class A Warrants; 41,667 shares of Class B Preferred; 41,667 Class B Warrants; exercisable options to purchase 650,273 shares of Common Stock; and options to purchase 10,000 shares of Common Stock which will become exercisable within 60 days of the Record Date.
(6)  Ownership consists of: 775,474 shares of Common Stock.
(7) The Aries Funds can be reached at: Paramount Capital, Inc., The Aries Fund, 787 Seventh Avenue, 48th Floor, New York, New York 10019. Includes shares owned by The Aries Fund, A Cayman Islands Trust and Aries Domestic Fund, L.P. Ownership consists of: 56,000 shares of Class A Preferred; and 375,000 Class A Warrants.
(8) Ownership consists of: 259,414 shares of Common Stock; exercisable options to purchase 100,000 shares of Common Stock; and options to purchase 10,000 shares of Common Stock which will become exercisable within 60 days of the Record Date.
(9) Ownership consists of: 95,584 shares of Common Stock; 31,250 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; exercisable options to purchase 132,500 shares of Common Stock; and options to purchase 47,500 shares of Common Stock which will become exercisable within 60 days of the Record Date.
(10) Ownership consists of: 31,250 shares of Common Stock; 31,250 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; exercisable options to purchase 132,500 shares of Common Stock; and options to purchase 47,500 shares of Common Stock which will become exercisable within 60 days of the Record Date.
(11) Ownership consists of 38,750 shares of Common Stock; 38,750 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; and exercisable options to purchase 160,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.

(12) Ownership consists of: 8,000 shares of Common Stock; and exercisable options to purchase 18,000 shares of Common Stock. No additional shares subject to options will become exercisable within 60 days of the Record Date.
(13) Ownership consists of: an aggregate of 4,231,475 shares of Common Stock, Class A Preferred and Class B Preferred; and options currently exercisable and exercisable within 60 days of the Record Date to purchase 4,162,026 shares of Common Stock.
(14) The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of the Record
     Date) and the exercise of all warrants owned by such entity or individual. (*) Less than one percent


                       PROPOSAL - THE REVERSE STOCK SPLIT

GENERAL

     The Board of Directors has determined that it would be advisable to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split (the "Reverse Stock Split") of the Common Stock, Class A Preferred and Class B Preferred. A copy of the proposed amendment to the Articles of Incorporation is attached hereto as Exhibit A (the "Amendment"). If the Amendment is approved by the shareholders, each five shares of Common Stock (the "Old Common Stock") outstanding on the Effective Date (as defined below) will be converted automatically into one share of new Common Stock, par value $0.01 per share (the "New Common Stock"), each five shares of Class A Preferred (the "Old Class A Preferred") will automatically be converted into one share of Class A Preferred, par value $0.01 per share (the "New Class A Preferred") and each five shares of Class B Preferred (the "Old Class B Preferred") will automatically be converted into one share of Class B Preferred, par value $0.01 per share (the "New Class B Preferred"). The "Effective Date" of the Reverse Stock Split will be the date on which the Amendment is filed with the Department of State of the Commonwealth of Pennsylvania which is anticipated to be as soon as practicable following the date of the Special Meeting.

REASONS FOR THE REVERSE STOCK SPLIT

     The Company's Common Stock is listed, and trades almost exclusively, on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market requires, among other conditions, that listed companies maintain a minimum bid price per share of at least $1.00. The Company's Common Stock does not currently meet this requirement. The Company is required to reestablish and maintain a minimum bid price per share of at least $1.00 for its Common Stock in order to maintain the Common Stock's listing on the Nasdaq SmallCap Market.

     The Board of Directors believes that the decrease in the number of shares of outstanding Common Stock as a consequence of the Reverse Stock Split, and the anticipated corresponding increase in the market price of the Common Stock, will: (1) enable the Company to maintain its Nasdaq SmallCap Market listing, and
(2) result in greater interest in the Common Stock by the financial community and the investing public. However, there can be no assurance that the market price of the Common Stock immediately after implementation of the Reverse Stock split will increase. If the market price of the Common Stock increases, there can be no assurance that such increase can be maintained for any period of time or that such market price will approximate five times the market price before the Reverse Stock Split.

EFFECTS OF THE REVERSE STOCK SPLIT

General Effects

     If the Reverse Stock Split is approved and effected, the principal effects will be to: (i) decrease the number of outstanding shares of Old Common Stock from 6,629,689 shares to approximately 1,325,938 shares of New Common Stock,
(ii) decrease the number of outstanding shares of Old Class A Preferred from 1,362,500 shares to approximately 272,500 shares of New Class A Preferred, and
(iii) decrease the number of outstanding shares of Old Class B Preferred from 3,333,340 shares to approximately 666,668 shares of New Class B Preferred. The Reverse Stock Split will not affect the proportionate equity interests in the Company of holders of the Old Common Stock, Old Class A Preferred or Old Class B Preferred.

     The relative rights and preferences of the New Common Stock, New Class A Preferred and New Class B Preferred will be identical to the relative rights and preferences of the Old Common Stock, the Old Class A Preferred and the Old Class B Preferred, respectively. The Reverse Stock Split will not affect the registration of the Common Stock under the Securities Exchange Act of 1934.

     Shareholders who would otherwise receive a fractional share of New Common Stock, New Class A Preferred or New Class B Preferred as a result of the Reverse Stock Split will receive the next higher number of whole shares.

     The Reverse Stock Split may leave certain shareholders with "odd lots" of New Common Stock, i.e. stock in amounts of less than 100 shares. These odd lots may be more difficult to sell, or may require greater transaction costs per share to sell, than shares of even multiples of 100.

Effect on Stock Options and Warrants

     If the Reverse Stock Split is approved and effected, each outstanding option or warrant to purchase Old Common Stock will thereafter evidence the right to purchase one fifth share of New Common Stock at an exercise price per share of five times the previous per share exercise price.

Effect on Convertible Preferred Stock

     If the Reverse Stock Split is approved and effected, each share of the Company's New Class A Preferred and New Class B Preferred will be convertible into one share of New Common Stock.

Changes in Shareholders' Equity

     If the Reverse Stock Split is approved and effected, the Company's stated equity capital, consisting of: (i) the par value per share of the Old Common Stock multiplied by the number of shares of Old Common Stock issued, plus (ii) the par value per share of the Old Class A Preferred multiplied by the number of shares of Old Class A Preferred issued, plus (iii) the par value per share of the Old Class B Preferred multiplied by the number of shares of Old Class B Preferred issued, will be reduced by approximately $90,604 to $22,651. Correspondingly, the Company's equity capital in excess of par value (additional paid-in capital), consisting of the difference between the Company's stated equity capital and the aggregate amount paid to the Company upon the issuance of all currently outstanding Old Common Stock, Old Class A Preferred and Old Class B Preferred, will be increased by approximately $90,604 to $10,787,595.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances applicable to such shareholder. Certain shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Company's shares as a capital asset, may be subject to special rules not discussed below.

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

     The receipt of shares of New Common Stock, New Class A Preferred and New Class B Preferred (collectively, "New Equity") in the Reverse Stock Split will be a nontaxable transaction to holders of Old Common Stock, Old Class A Preferred and Old Class B Preferred (collectively, "Old Equity") under the Code for federal income tax purposes. Consequently, a shareholder receiving shares of New Equity will not recognize either gain or loss, or any other type of income, with respect to shares of New Equity received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such shareholder's shares of Old Equity prior to the Reverse Stock Split will carry over as the tax basis of the shareholder's shares of New Equity. Each shareholder will be required to allocate tax basis in shares of Old Equity ratably among the total number of shares of New Equity owned following the Reverse Stock Split. The holding period of the shares of New Equity will also include the holding period during which the shareholder held Old Equity if the Old Equity was held as a capital asset on the Effective Date.

DISSENTERS' RIGHTS

     Under Pennsylvania law, shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment to the Articles of Incorporation of the Company authorizing the Reverse Stock Split.

     The Board of Directors unanimously recommends that shareholders vote "FOR" amendment to the Articles of Incorporation authorizing the Reverse Stock Split.

                                 OTHER BUSINESS

     Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.


                                             By Order of the Board of Directors,

                                             EDWARD J. QUILTY
                                             Chairman

July 7, 1999


Microfilm Number _______________                                                                                           EXHIBIT A

Entity Number __________________
                                                                                                    --------------------------------
                                                                                                       Secretary of the Commonwealth

                                      ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                                                      DSCB:15-1915 (Rev 89)

     In compliance with the requirements of 15 Pa.C.S. Sec. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:
1.    The name of the corporation is:  Derma Sciences, Inc.
                                       ---------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------

2.   The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)           1800 Linglestown Rd., Suite 206           Harrisburg               PA              17110-3364        Dauphin
      ------------------------------------------------------------------------------------------------------------------------------
      Number and Street                                    City                 State                Zip            County

(b)   _______________________________________________________________________________________________________________
      Name of Commercial Registered Office Provider                                        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.    The statute by or under which it was incorporated is:            15 Pa.C.S. Section 101 et seq.
                                                            ------------------------------------------------------------------------

4.    The original date of its incorporation is:                                 March 28, 1996
                                                 -----------------------------------------------------------------------------------

5. (Check, and if appropriate complete, one of the following):

       X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
      ---
      ___ The amendment shall be effective on: _____________________________________________________________________________________

6. (Check one of the following):

       X  The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. Sec.1941(a) and (b).
      ---
      ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Sec. 1914 (c).

7. (Check, and if appropriate complete, one of the following):

      ___ The amendment adopted by the corporation, set forth in full, is as follows:

       X The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.
      ---

                                       6


DSCB:15-1915 (Rev 89)-2


8. (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ______day of July, 1999.


                                               DERMA SCIENCES, INC.



                                               BY: _____________________________
                                                   Stephen T. Wills, CPA, MST
                                                   Vice President and
                                                     Chief Financial Officer

                              ARTICLES OF AMENDMENT

                                    EXHIBIT A


     10. Combination and Reclassification of Shares. Effective as of the close of business on the date of filing in the Department of State of the Commonwealth of Pennsylvania of these Articles of Amendment (the "Effective Time"), (i) each five issued and outstanding shares of Common Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Common Stock, (ii) each five issued and outstanding shares of Series A Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series A Convertible Preferred Stock, and (iii) each five issued and outstanding shares of Series B Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series B Convertible Preferred Stock. The number of authorized shares and the par value of the Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall not be affected by the foregoing combination of shares. Each stock certificate that prior to the Effective Time represented shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall, following the Effective Time, represent the number of shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into which the shares represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as the result of the combination of shares, but shall issue to the record holders of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that number of shares obtained by rounding fractional shares otherwise issuable pursuant to the foregoing combination to the next higher number of whole shares.

[text of proxy card]


                              DERMA SCIENCES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           Special Meeting of Shareholders to be held on July 30, 1999

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of Derma Sciences, Inc., 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540, on July 30, 1999 at 10:30 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" the following:
                                          ---

AMENDMENT OF THE ARTICLES OF INCORPORATION TO AUTHORIZE THE REVERSE STOCK SPLIT.

               [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S) WHOSE SIGNATURE(S) APPEAR(S) ON THE REVERSE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
                               (See reverse side)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.


                                 -----------------------------------------------
                                             Signature of Shareholder


                                 -----------------------------------------------
                                             Signature of Co-Owner


                    Dated: ___________________, 1999


                    PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. If a partnership, please sign in partnership name by an authorized person.

                                          I/WE PLAN TO ATTEND THE MEETING    [ ]